As filed with the Securities and Exchange Commission on July 9, 2004

                                               Registration No. ____-_________

===============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                            -----------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                            ------------------------------

                          THE PEP BOYS - MANNY, MOE & JACK
                (Exact name of Registrant as specified in its charter)

                            ------------------------------
         Pennsylvania                                          23-0962915
   (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                     Identification Number)


                               3111 West Allegheny Avenue
                            Philadelphia, Pennsylvania 19132
                     (Address of principal executive offices) (zip code)

                            ------------------------------

                               THE PEP BOYS SAVINGS PLAN
                               (Full title of the plans)

                            ------------------------------

                                  George Babich, Jr.
                           The Pep Boys - Manny, Moe & Jack
                               3111 West Allegheny Avenue
                           Philadelphia, Pennsylvania 19132
                        (Name and address of agent for service)

                                   (215) 430-9000
                 (Telephone number, including area code, of agent for service)


                                CALCULATION OF REGISTRATION FEE
========================================================================================================

          Title of            Amount            Proposed             Proposed             Amount of
         Securities           to be              Maximum              Maximum           Registration
           to be            Registered          Offering             Aggregate              Fee
         Registered                               Price               Offering
                                                per Share              Price

Common Stock, $1.00 par
  value per share          $2,000,000(1)        $ 24.61(2)         $ 49,220,000 (2)        $ 6,237
========================================================================================================




(1) This Registration Statement covers 2,000,000 additional shares of common stock, $1.00 par value per share (the "Common Stock") of The Pep Boys - Manny, Moe & Jack to be offered and sold pursuant to the terms of The Pep Boys Savings Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate number of plan interests to be offered and sold pursuant to the Plan deferred compensation obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)     Estimated solely for purposes of determining the registration fee.

                                      PART II

                   Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by The Pep Boys - Manny, Moe & Jack (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004;

         (c)     The Company's Current Report on Form 8-K filed on July 8,
                 2004;

         (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003;

         (e) The Company's Registration Statement on Form S-8 (Registration No. 333-51585) covering offers and sales of securities under the Plan filed on May 1, 1998.

         (f) The Company's Registration Statement on Form S-8 (Registration No. 333-100224) covering offers and sales of securities under the Plan filed on October 1, 2002; and

         (g) The description of the Company's common stock contained in our registration statement on Form 8-A dated June 10, 1983 (File No. 103381), filed pursuant to the Exchange Act, and the description of the Company's common stock purchase rights contained in the amendment to the Company's registration statement on Form 8-A/A filed on December 19, 1997 (File No. 103381), including any further amendments or reports for the purpose of updating such descriptions; and

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

     Exhibit Number                                  Exhibit
     --------------                                 ---------
           4                Rights Agreement, dated as of December 5, 1997, between the Company and
                            First Union National Bank, including the form of Right Certificate and
                            Summary of Rights to Purchase Common Stock (incorporated by reference to
                            Exhibit 4.1 of the Company's current report on Form 8-K dated December 8,
                            1997 (File No.103381)).

           5                Determination Letter from the U.S. Internal Revenue Service (the "IRS")
                            confirming that the Plan is qualified under Section 401 of the U.S.
                            Internal Revenue Code of 1986 (the "Code")(incorporated by reference to
                            Exhibit 5.2 of the Company's Registration Statement on Form S-8 (Registration
                            No. 333-51585)).

           23               Consent of Deloitte & Touche LLP

           24               Power of Attorney.  Reference is made to the signature page of this Registration
                            Statement


        The Company hereby undertakes to submit any amendments to the Plan and trust under the Plan, not covered by the Determination Letter referenced in Exhibit 5 to this Registration Statement, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the US Plan as a tax-qualified plan and the trust as a tax-exempt retirement trust under the Code, for so long as the Plan remains in force.

                                SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 8th day of July, 2004.

                                     THE PEP BOYS - MANNY, MOE & JACK



                                   By:        /s/ George Babich, Jr.
                                      ---------------------------------------
                                          George Babich, Jr.
                                          President & Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, the administrative committee for the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 8th day of July, 2004.


                              THE PEP BOYS SAVINGS PLAN



                              By:        /s/ Carole L. Pietak
                                  ---------------------------------------------
                                      Carole L. Pietak
                                      Chairman of the Administrative Committee



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, do hereby constitute and appoint Lawrence N. Stevenson and George Babich, Jr., or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signatures                             Title                                  Date
    --------------------------      -------------------------------------------      ------------

     /s/ Lawrence N. Stevenson
    --------------------------
         Lawrence N. Stevenson      Chief Executive Officer and Director
                                   (Principal Executive Officer)                     July 8, 2004

     /s/ George Babich, Jr.
    --------------------------
         George Babich, Jr.         President and Chief Financial Officer
                                   (Principal Financial Officer)                     July 8, 2004

     /s/ Bernard K. McElroy
    --------------------------
         Bernard K. McElroy        Vice President - Chief Accounting Officer
                                   and Treasurer (Principal Accounting Officer)      July 8, 2004

     /s/ M. Shan Atkins
    --------------------------
         M. Shan Atkins            Director                                          July 8, 2004

     /s/ Peter A. Bassi
    --------------------------
         Peter A. Bassi            Director                                          July 8, 2004

     /s/ Bernard J. Korman
    --------------------------
         Bernard J. Korman         Director                                          July 8, 2004

     /s/ J. Richard Leaman, Jr.
    --------------------------
         J. Richard Leaman, Jr.    Director                                          July 8, 2004

     /s/ William Leonard
    --------------------------
         William Leonard           Director                                          July 8, 2004

     /s/ Malcolmn D. Pryor
    --------------------------
         Malcolmn D. Pryor         Director                                          July 8, 2004

     /s/ Jane Scaccetti
    --------------------------
         Jane Scaccetti            Director                                          July 8, 2004

     /s/ Benjamin Strauss
    --------------------------
         Benjamin Strauss          Director                                          July 8, 2004

     /s/ John T. Sweetwood
    --------------------------
         John T. Sweetwood         Director                                          July 8, 2004


EXHIBIT INDEX

Exhibit Number                     Exhibit
--------------                    ---------

     23                           Consent of Deloitte & Touche LLP